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                                                                      EXHIBIT 3A


              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          THE STANDARD PRODUCTS COMPANY


                  FIRST:   The name of said corporation shall be THE STANDARD
PRODUCTS COMPANY.

                  SECOND: The place in the State of Ohio where the principal office of the corporation is to be located is in the City of Cleveland, Cuyahoga County.

                  THIRD:   The purpose or purposes for which the corporation is
formed are:

                           (a) To produce, manufacture, buy, sell and otherwise
                  deal in automobile specialties, parts and accessories, or any of them.

                           (b) To manufacture, fabricate, process, buy, sell,
                  and otherwise deal in all kinds, forms, combinations and products of iron, steel, wood and other metals and materials, or any of them, and all or any articles consisting, or partly consisting, of iron, steel, wood and other metals or materials, or either, or any of them.

                           (c) To undertake, conduct, assist, promote and
                  participate in every kind of commercial, industrial, manufacturing, mercantile or mining enterprise, business, undertaking, venture, or operation in any state, territory, dependency or colony of the United States, or its insular possessions, or in the District of Columbia, or in any foreign country.

                           (d) To acquire by purchase or otherwise, and to own,
                  hold, improve, develop, maintain, use, lease, sell, convey, transfer, mortgage, guarantee, pledge, exchange or otherwise deal in or dispose of real and personal property, tangible or intangible, of any character whatsoever, including but not by way of limitation, letters patent, patent rights, copyrights, licenses and franchises, and any or all interests or rights therein, without any limitation, to the extent that the same may be permitted by law.

                           (e) To purchase, apply for, register, obtain or
                  otherwise acquire, and to hold, own, use, operate, develop and introduce and sell, lease, assign, pledge or in any manner dispose of and in any manner deal with and contract with reference to applications for letters patent, patents,





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                  patent rights, patented processes, designs and similar rights, copyrights, trade-marks, trade-names and similar rights granted by the United States or any other Government or country, or any interest therein, or any inventions, and to acquire, own, use, or in any manner dispose of any and all inventions, improvements and processes, labels, designs, marks, brands or other rights, and to work, operate or develop the same.

                           (f) To acquire by purchase, subscription or
                  otherwise, and to own, hold, invest in, sell, negotiate, assign, exchange, dispose of, transfer, pledge, hypothecate, mortgage, guarantee, deal in, lend or borrow money upon all forms and kinds of securities, shares of stock, scrip, bonds, coupons, debentures, mortgages, notes, commercial paper, trust certificates, land trust certificates, certificates of interest, certificates of deposit, certificates of indebtedness, bills receivable, accounts receivable, contract obligations, investments, warrants, and interim receipts and certificates, issued or created by, or claims against any person, firm, corporation, joint stock company, trust or association, public or private, wherever or however organized or created, or any nation, state, municipality or political subdivision thereof, and to issue in exchange therefor in any manner permitted by law, shares of the capital stock, bonds or other obligations of this corporation; and while the holder or owner of any of such securities or property, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including all voting, consenting or other rights in or in respect thereof.

                           (g) To promote, carry on or participate with others
                  in the organization, merger, consolidation, financing, liquidation, realization or reorganization of corporations, partnerships or associations engaged in any lawful business enterprise; to become interested in or participate with others, in any subscription, underwriting or syndicate, and to enter into contracts, whether alone or with others, for the purchase, issuance and sale of any securities, property or rights.

                           (h) To make, enter into, perform and carry out any
                  arrangements, contracts and/or agreements of every kind, for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, firm, trustee, syndicate, individual and/or any political or governmental division or subdivision, domestic or foreign; to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise, any powers,




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                  rights, privileges, immunities, franchises, guaranties, grants and concessions; to hold, own, exercise, exploit, dispose of and realize upon the same and to undertake, conduct, operate or participate in any business dependent thereon.

                           (i) To borrow or acquire in any manner permitted by
                  law, money for any of the purposes of this corporation, with or without security, and to mortgage, pledge, hypothecate, encumber in any manner and/or place in the hands of trustees as security for the payment of money borrowed, or the fulfillment of any obligation of this corporation, any or all property and assets which this corporation may own or acquire; to draw, make, accept, endorse, discount and have discounted, execute, issue and deal in every lawful manner in promissory notes, bills of exchange, debentures, bonds, warrants, scrip, drafts and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof together with interest thereon by pledge, mortgage, conveyance or assignment of the whole or any part of the property and assets of this corporation, whether at the time owned or thereafter acquired.

                           (j) To lend money on time or call and with or without
                  collateral security, and to give credit to individuals, firms, corporations, associations, or co-partnerships, and to municipalities, states, nations or any political subdivisions thereof, and to realize upon any property taken by the corporation as collateral security for any loans.

                           (k) To cause or allow the legal title and/or any
                  estate, right or interest in any property, whether real, personal, or mixed, owned, acquired, controlled or operated by the corporation, to remain or to be vested or registered in the name of or operated by any person, firm, association or corporation, domestic or foreign, formed or to be formed, either upon trust for or as agent or nominee of this corporation or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the corporation.

                           (l) To purchase, hold, sell and transfer the shares
                  of its own capital stock, provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital stock except as otherwise permitted in law, and provided further that its own shares of capital stock belonging to it shall not be voted upon, directly or indirectly.




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                           (m) To have one or more offices or plants, to carry
                  on and conduct all or any part of its operations and business, without restriction or limitation as to amount, both within and without the State of Ohio; and this corporation may qualify under the laws of, be domiciled in, and conduct any or all of its business in any City, State, Commonwealth, District, Territory or Colony of the United States, and in any or all foreign countries.

                           (n) To do any one or more of the acts and things
                  expressed in this Article THIRD either as principal or as agent or representative for any other person, firm, association, corporation, Municipality, County, State, body politic, government or dependency thereof.

                           (o) In general to do any and all things herein set
                  forth, and in addition such other acts and things as are incident or conducive to the attainment of the purposes of this corporation, or any of them, to the same extent that natural persons lawfully might or could do in any part of the world, in so far as such acts and things are not inconsistent with the provision of the laws of the State of Ohio; provided, however, that nothing herein contained shall be construed as including in the business and purposes of this corporation,
                  (1) the transacting of the business of banking or the receiving of money on deposit except as agent pending investment thereof for or on account of the principal, or (2) the transaction or conduction of the business of a public utility.

         The objects and purposes specified in the foregoing clauses of this Article THIRD shall be construed both as objects and powers, and the foregoing enumeration of specified powers shall not be held to limit or restrict the powers of the corporation, and are in furtherance of and in addition to, and not in limitation of, the general powers conferred by the statutes of the State of Ohio.

                  FOURTH: The authorized number of shares of the corporation is 37,000,000 consisting of 25,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares"), 6,000,000 Voting Serial Preferred Shares, without par value (hereinafter called "Voting Serial Preferred Shares"), and 6,000,000 Non-Voting Serial Preferred Shares, without par value (hereinafter called "Non-Voting Serial Preferred Shares").


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                                   DIVISION A

         The Voting Serial Preferred Shares shall have the following express terms:

                  SECTION 1. SERIES. The Voting Serial Preferred Shares may be issued from time to time in one or more series. All shares of Voting Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Voting Serial Preferred Shares shall rank on a parity with and be identical to all Non-Voting Serial Preferred Shares except in respect of (i) the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), both inclusive, of this Section and (ii) the voting rights and provisions for consents relating to Voting Serial Preferred Shares as fixed and determined by Section 5 of this Division. Subject to the provisions of Sections 2 through 6, both inclusive, of this Division, which provisions shall apply to all Voting Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

                           (a) The designation of the series, which may be by
                  distinguishing number, letter or title;

                           (b) The authorized number of shares of the series,
                  which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                           (c) The dividend rate or rates of the series,
                  including the means by which such rates may be established;

                           (d) The date or dates from which dividends shall
                  accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

                           (e) The redemption rights and price or prices, if
                  any, for shares of the series;



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                           (f) The terms and amount of the sinking fund, if any,
                  for the purchase or redemption of shares of the series;

                           (g) The amounts payable on shares of the series in
                  the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                           (h) Whether the shares of the series shall be
                  convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                           (i) Restrictions (in addition to those set forth in
                  Subsection 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

                  SECTION 2.  DIVIDENDS.

                           (a) The holders of Voting Serial Preferred Shares of
                  each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Voting Serial Preferred Shares, shall be entitled to receive out of any funds legally available for Voting Serial Preferred Shares and Non-Voting Serial Preferred Shares, and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Voting Serial Preferred Shares for any dividend period unless at the same time (1) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Voting Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend and (2) the dividends payable for the dividend periods terminating on the same or any earlier




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                  date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Non-Voting Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

                           (b) So long as any Voting Serial Preferred Shares
                  shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Voting Serial Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Voting Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Voting Serial Preferred Shares be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of the corporation ranking junior to the Voting Serial Preferred Shares received by the corporation subsequent to the date of first issuance of Voting Serial Preferred Shares of any series, unless:

                                    (1) All accrued and unpaid dividends on
                           Voting Serial Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                                    (2) There shall be no arrearages with
                           respect to the redemption of Voting Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

                  SECTION 3.  REDEMPTION.

                           (a) Subject to the express terms of each series and
                  to the provisions of Subsection 5(c)(6) of this Division, the corporation:

                                    (1) May, from time to time at the option of
                           the Board of Directors, redeem all or any part of any redeemable series of Voting Serial Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

                                    (2) Shall, from time to time, make such
                           redemptions of each series of Voting Serial Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series




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                           at the applicable sinking fund redemption price fixed
                           in accordance with the provisions of Section 1 of this Division;

                  and shall in each case pay all accrued and unpaid dividends to the redemption date.

                           (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Voting Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the corporation may deposit the aggregate redemption price of Voting Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Voting Serial Preferred Shares so to be redeemed amounts equal to the redemption price of the Voting Serial Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Voting Serial Preferred Shares are to be redeemed, the corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                                    (2) If the holders of Voting Serial
                           Preferred Shares which have been called for redemption shall not within six years after such deposit claim the amount




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                           deposited for the redemption thereof, any such bank
                           or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders.

                           (c) Any Voting Serial Preferred Shares which are (1)
                  redeemed by the corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series,
                  (3) converted in accordance with the express terms thereof, or
                  (4) otherwise acquired by the corporation, shall resume the status of authorized but unissued Voting Serial Preferred Shares without serial designation.

                  SECTION 4.  LIQUIDATION.

                           (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Voting Serial Preferred Shares of any series shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Voting Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding Voting Serial Preferred Shares and Non-Voting Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Voting Serial Preferred Shares and Non-Voting Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

                                    (2) After payment to the holders of Voting
                           Serial Preferred Shares of the full preferential amounts as aforesaid, the holders of Voting Serial Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the corporation.


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                           (b) The merger or consolidation of the corporation
                  into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

                  SECTION 5.  VOTING.

                           (a) The holders of Voting Serial Preferred Shares
                  shall be entitled at all times to one vote for each share and, except as otherwise provided in this Section or required by law, the holders of Voting Serial Preferred Shares and the holders of Common Shares shall vote together as a class on all matters presented, subject, however, to the special voting rights of the holders of Non-Voting Serial Preferred Shares as provided in Section 5 of Division B hereof.

                           (b) (1) If, and so often as, the corporation shall be in default in the payment of the equivalent of the full dividends on any series of Voting Serial Preferred Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Voting Serial Preferred Shares of all series, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of Voting Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding Voting Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Voting Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Voting Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

                                    (2) In the event of default entitling the
                           holders of Voting Serial Preferred Shares to elect two



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                           directors as specified in paragraph (1) of this
                           Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least 10% of the Voting Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Voting Serial Preferred Shares. At any meeting at which the holders of Voting Serial Preferred Shares shall be entitled to elect directors, the holders of 50% of the Voting Serial Preferred Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Voting Serial Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Code of Regulations of the corporation or any action taken by the holders of any class of shares fixing the number of directors of the corporation, the two directors who may be elected by the holders of Voting Serial Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number or classifications of directors of the corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the corporation, the two directors elected by the holders of Voting Serial Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                                    (3) Upon any divesting of the special class
                           voting rights of the holders of the Voting Serial Preferred Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders



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                           shall terminate immediately thereupon. If the office
                           of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                           (c) The affirmative vote or consent of the holders of
                  at least two-thirds of the Voting Serial Preferred Shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Voting Serial Preferred Shares are concerned, such action may be effected with such vote or consent):

                                    (1) The sale, lease or conveyance by the
                           corporation of all or substantially all of its assets;

                                    (2) The merger or consolidation of the
                           corporation into or with any other corporation or the merger of any other corporation into it;

                                    (3) The voluntary liquidation, dissolution
                           or winding up of the affairs of the corporation;

                                    (4) Any amendment, alteration or repeal,
                           whether by merger, consolidation or otherwise, of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Voting Serial Preferred Shares; provided, however, that for the purpose of this paragraph only, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Voting Serial Preferred Shares or of any shares ranking on a parity with or junior to the Voting Serial Preferred Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Voting Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Voting Serial Preferred Shares at the time outstanding, only the affirmative vote or consent of



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                           the holders of at least two-thirds of the number of
                           the shares at the time outstanding of the series so affected shall be required;

                                    (5) The authorization, creation or the
                           increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to the Voting Serial Preferred Shares; or

                                    (6) The purchase or redemption (for sinking
                           fund purposes or otherwise) of less than all of the Voting Serial Preferred Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Voting Serial Preferred Shares, unless all dividends on all Voting Serial Preferred Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                  SECTION 6.  DEFINITIONS.  For the purposes of this Division:

                           (a) Whenever reference is made to shares "ranking
                  prior to the Voting Serial Preferred Shares," such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over the rights of the holders of Voting Serial Preferred Shares;

                           (b) Whenever reference is made to shares "on a parity
                  with the Voting Serial Preferred Shares," such reference shall mean and include all Non-Voting Serial Preferred Shares and all other shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Voting Serial Preferred Shares; and

                           (c) Whenever reference is made to shares "ranking
                  junior to the Voting Serial Preferred Shares," such reference shall mean and include all shares of the corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Voting Serial Preferred Shares.

                                   DIVISION B

         The Non-Voting Serial Preferred Shares shall have the following express terms:

                           SECTION 1. SERIES. The Non-Voting Serial Preferred
                  Shares may be issued from time to time in one or more series. All shares of Non-Voting Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Non-Voting Serial Preferred Shares shall rank on a parity with and be identical to all Voting Serial Preferred Shares except in respect of (i) the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), both inclusive, of this Section and (ii) the voting rights and provisions for consents relating to Non-Voting Serial Preferred Shares as fixed and determined by Section 5 of this Division. Subject to the provisions of Sections 2 through 6, both inclusive, of this Division, which provisions shall apply to all Non-Voting Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

                           (a) The designation of the series, which may be by
                  distinguishing number, letter or title;

                           (b) The authorized number of shares of the series,
                  which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                           (c) The dividend rate or rates of the series,
                  including the means by which such rates may be established;

                           (d) The date or dates from which dividends shall
                  accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

                           (e) The redemption rights and price or prices, if
                  any, for shares of the series;

                           (f) The terms and amount of the sinking fund, if any,
                  for the purchase or redemption of shares of the series;

                           (g) The amounts payable on shares of the series in
                  the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                           (h) Whether the shares of the series shall be
                  convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                           (i) Restrictions (in addition to those set forth in
                  Subsection 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

                  The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

                  SECTION 2.  DIVIDENDS.

                           (a) The holders of Non-Voting Serial Preferred Shares
                  of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Non-Voting Serial Preferred Shares, shall be entitled to receive out of any funds legally available for Non-Voting Serial Preferred Shares and Voting Serial Preferred Shares, and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Non-Voting Serial Preferred Shares for any dividend period unless at the same time (1) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Non-Voting Serial Preferred

                  Shares of all series then issued and outstanding and entitled to receive such dividend and (2) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Voting Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

                           (b) So long as any Non-Voting Serial Preferred Shares
                  shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Non-Voting Serial Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Non-Voting Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Non-Voting Serial Preferred Shares be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of the corporation ranking junior to the Non-Voting Serial Preferred Shares received by the corporation subsequent to the date of first issuance of Non-Voting Serial Preferred Shares of any series, unless:

                                    (1) All accrued and unpaid dividends on
                           Non-Voting Serial Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                                    (2) There shall be no arrearages with
                           respect to the redemption of Non-Voting Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

                  SECTION 3.  REDEMPTION.

                           (a) Subject to the express terms of each series and
                  the provisions of Subsection 5(c)(3) of this Division, the corporation:

                                    (1) May, from time to time at the option of
                           the Board of Directors, redeem all or any part of any redeemable series of Non-Voting Serial Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

                                    (2) Shall, from time to time, make such
                           redemptions of each series of Non-Voting Serial Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division;

                  and shall in each case pay all accrued and unpaid dividends to the redemption date.

                           (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Non-Voting Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the corporation may deposit the aggregate redemption price of Non-Voting Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Non-Voting Serial Preferred Shares so to be redeemed amounts equal to the redemption price of the Non-Voting Serial Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Non-Voting Serial Preferred Shares are to be redeemed, the corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                                    (2) If the holders of Non-Voting Serial
                           Preferred Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders.

                           (c) Any Non-Voting Serial Preferred Shares which are
                  (1) redeemed by the corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the corporation, shall resume the status of authorized but unissued Non-Voting Serial Preferred Shares without serial designation.

                  SECTION 4.  LIQUIDATION.

                           (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Non-Voting Serial Preferred Shares of any series shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Non-Voting Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding Non-Voting Serial Preferred Shares and Voting Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Non-Voting Serial Preferred Shares and Voting Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

                                    (2) After payment to the holders of
                           Non-Voting Serial Preferred Shares of the full preferential amounts as aforesaid, the holders of Non-Voting Serial

                           Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the corporation.

                           (b) The merger or consolidation of the corporation
                  into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

                  SECTION 5.  VOTING.

                           (a) The holders of Non-Voting Serial Preferred Shares
                  shall have no voting rights, except as provided in this Section or required by law.

                           (b) (1) If, and so often as, the corporation shall be in default in the payment of the equivalent of the full dividends on any series of Non-Voting Serial Preferred Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Non-Voting Serial Preferred Shares of all series, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of Non-Voting Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding Non-Voting Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Non-Voting Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Non-Voting Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

                                    (2) In the event of default entitling the
                           holders of Non-Voting Serial Preferred Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least 10% of the Non-Voting Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Non-Voting Serial Preferred Shares. At any meeting at which the holders of Non-Voting Serial Preferred Shares shall be entitled to elect directors, the holders of 50% of the Non-Voting Serial Preferred Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Non-Voting Serial Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Code of Regulations of the corporation or any action taken by the holders of any class of shares fixing the number of directors of the corporation, the two directors who may be elected by the holders of Non-Voting Serial Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the corporation, the two directors elected by the holders of Non-Voting Serial Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

                                    (3) Upon any divesting of the special class
                           voting rights of the holders of the Non-Voting Serial Preferred Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                           (c) The affirmative vote or consent of the holders of
                  at least two-thirds of the Non-Voting Serial Preferred Shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Non-Voting Serial Preferred Shares are concerned, such action may be effected with such vote or consent):

                                    (1) Any amendment, alteration or repeal,
                           whether by merger, consolidation or otherwise, of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Non-Voting Serial Preferred Shares; provided, however, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Non-Voting Serial Preferred Shares or of any shares ranking on a parity with or junior to the Non-Voting Serial Preferred Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Non-Voting Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Non-Voting Serial Preferred Shares at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

                                    (2) The authorization, creation or the
                           increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to the Non-Voting Serial Preferred Shares; or

                                    (3) The purchase or redemption (for sinking
                           fund purposes or otherwise) of less than all of the

                           Non-Voting Serial Preferred Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Non-Voting Serial Preferred Shares, unless all dividends on all Non-Voting Serial Preferred Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                  SECTION 6.  DEFINITIONS.  For the purposes of this Division:

                           (a) Whenever reference is made to shares "ranking
                  prior to the Non-Voting Serial Preferred Shares," such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over the rights of the holders of Non-Voting Serial Preferred Shares;

                           (b) Whenever reference is made to shares "on a parity
                  with the Non-Voting Serial Preferred Shares," such reference shall mean and include all Voting Serial Preferred Shares and all other shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Non-Voting Serial Preferred Shares; and

                           (c) Whenever reference is made to shares "ranking
                  junior to the Non-Voting Serial Preferred Shares," such reference shall mean and include all shares of the corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Non-Voting Serial Preferred Shares.

                                   DIVISION C

         The Common Shares shall have the following express terms:

                  The Common Shares shall be subject to the express terms of the Voting Serial Preferred Shares and any series thereof and to the express terms of the Non-Voting Serial Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share and the holders thereof shall be entitled to one vote for each Common Share on all matters presented.

                  FIFTH: In furtherance and not in limitation of the general powers conferred by the laws of Ohio and the purposes herein set forth, and only for the purpose of defining, limiting and regulating the exercise of authority of the corporation and of the directors and shareholders and creating and defining rights and privileges of the shareholders among themselves, it is expressly provided:

                           (a) The purpose for which the corporation is formed
                  may be substantially changed in the manner provided by law.

                           (b) The Articles of Incorporation of the corporation
                  may be amended at any time after subscriptions to shares have been received, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal.

                           (c) Upon any reduction of the stated capital of the
                  corporation, and upon any distribution to shareholders of excess assets remaining after any such reduction of stated capital, any action required or permitted by the shareholders shall be on affirmative vote of the holders of a majority of such shares.

                           (d) The corporation may purchase its own shares to
                  the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital when authorized by the Board of Directors without further corporate action.

                           (e) The corporation may, by action taken at any
                  meeting of its Board of Directors, sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets, including its good will, in any lawful manner, as the Board of Directors may deem expedient, when and as authorized by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power on any such proposal.

                           (f) The corporation may wind up its affairs and
                  dissolve by resolution adopted by the vote cast in person or by proxy by the holders of shares entitling them to exercise a majority of the voting power upon such proposal.

                           (g) Unless these Amended Articles of Incorporation
                  otherwise provide, the affirmative vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation shall determine any matter or proposal in each case in which the statutes of the State of Ohio provide that the vote or consent of holders of shares entitling them to exercise a designated proportion more than a majority of the voting power of the corporation be required on any such matter or proposal, except that in order to amend, alter, change or repeal Article SEVENTH of these Amended Articles of Incorporation or the provisions of this paragraph
                  (g) of Article FIFTH dealing with the amendment, alteration, change or repeal of Article SEVENTH, the affirmative vote of the holders of record of 75 percent of the shares having voting power with respect to any such proposal shall be required.

                           (h) No holder of shares of the corporation of any
                  class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

                  SIXTH: These Second Amended and Restated Articles of Incorporation shall supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation and all amendments thereto.

                  SEVENTH:

                           (a) If any person, together with its affiliates and
                  associates as defined from time to time under the Rules of the Securities and Exchange Commission, beneficially owns (as so defined) in the aggregate 20% or more of the outstanding Common Shares of the corporation and attempts to effect or effects:

                  (i) any merger or consolidation of the corporation or subsidiary with or into such person,

                  (ii) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or substantially all the assets of the corporation (including any voting securities of a subsidiary), or of a subsidiary, to such person,

                  (iii) any merger or consolidation of such person with or into the corporation or a subsidiary,

                  (iv) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of such person to the corporation or a subsidiary,

                  (v) the issuance of any securities of the corporation or a subsidiary to such person,

                  (vi) any recapitalization that would have the effect of increasing the voting power of such person, or

                  (vii) any agreement, contract or other arrangement providing for any of the transactions described herein,

                  the consideration per share to be received by holders of Common Shares of the corporation as a result of such transaction shall not be less than the highest per share price, adjusted for any share split, share dividend or recapitalization or other capital distribution, paid by such person in obtaining any of its holdings of the corporation's Common Shares unless

                  1. a majority of the directors of the corporation who were directors immediately prior to the time that such person acquired 20% or more of the Company's outstanding Common Shares approves such transaction, or

                  2. the proposed transaction receives the affirmative vote of the holders of record of 75% of the voting power including shares held by such person and the affirmative vote of the holders of a majority of the voting power excluding shares held by such person.

                           (b) For the purpose of this Article SEVENTH:

                  (i) a person shall be any individual or any corporation, partnership or other entity.

                  (ii) beneficial ownership shall include any Common Shares of the corporation a person, or affiliate or associate thereof, has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

                  EIGHTH: No shareholder of the corporation may cumulate his voting power in the election of directors.

                                    AMENDMENT
                                       TO
              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          THE STANDARD PRODUCTS COMPANY


                  The first paragraph of Article FOURTH of the Company's Second Amended and Restated Articles of Incorporation is deleted in its entirety and the following substituted therefor:

                  FOURTH: The authorized number of shares of the corporation is 62,000,000, consisting of 50,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares"), 6,000,000 Voting Serial Preferred Shares, without par value (hereinafter called "Voting Serial Preferred Shares"), and 6,000,000 Non-Voting Serial Preferred Shares, without par value (hereinafter called "Non-Voting Serial Preferred Shares.").




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





                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          THE STANDARD PRODUCTS COMPANY


                  Theodore K. Zampetis, President, and Richard N. Jacobson, Secretary, of The Standard Products Company, an Ohio corporation (the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company held on January 26, 1999, the following resolution to amend the Second Amended and Restated Articles of Incorporation, as amended, of the Company was adopted pursuant to the authority granted by Section 1701.70(B)(1) of the Ohio Revised Code:

                  RESOLVED, that the Second Amended and Restated Articles of Incorporation, as amended, of the Company be, and they hereby are, amended by adding at the end of Division B of Article FOURTH a new Section 7 that reads as follows:

                  SECTION 7.  SERIES A NON-VOTING SERIAL PREFERRED SHARES.

                  (a) Designation and Amount. Of the 6,000,000 authorized Non-Voting Serial Preferred Shares, 1,000,000 are designated as a series designated as "Series A Non-Voting Serial Preferred Shares" (the "Series A Preferred Shares"). The Series A Preferred Shares have the express terms set forth in this Division as being applicable to all Non-Voting Serial Preferred Shares as a class and, in addition, the following express terms applicable to all Series A Preferred Shares as a series of Preferred Shares. The number of Series A Preferred Shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate of amendment pursuant to the provisions of the General Corporation Law of the State of Ohio stating that such increase or reduction has been so authorized; however, no decrease shall reduce the number of Series A Preferred Shares to a number less than that of the Series A Preferred Shares then outstanding plus the number of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

                  (b) Dividends and Distributions.

                  (1)(i) Subject to the rights of the holders of any series of preferred shares (or any similar shares) ranking prior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of



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



         March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares after the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any Series A Preferred Share or fraction thereof. The multiple of cash and noncash dividends declared on the Common Shares to which holders of the Series A Preferred Shares are entitled, which is 1,000 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." If the Company at any time after January 26, 1999 (the "Rights Declaration Date"): (i) declares or pays any dividend on the Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends that holders of Series A Preferred Shares are entitled to receive will be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of Common Shares outstanding immediately after that event and the denominator of which is the number of Common Shares that were outstanding immediately prior to that event.

                  (ii) Notwithstanding anything else contained in this paragraph
         (1), the Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Shares as provided in this paragraph (1) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); but if no dividend or distribution has been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date.

                  (2) Dividends will begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend

Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

                  (c) Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of Series A Non-Voting Serial Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (d) Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Shares payable in Common

Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount per share to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause
(x) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  Neither the consolidation of nor merging of the Company with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Company, will be considered to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph (d).

                  (e) Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares, stock or securities, cash or any other property, then in any such case the Series A Preferred Shares will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, stock, securities, or other property, as the case may be, into which or for which each Common Share is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Shares. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Shares payable in Common Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (f) Redemption. The Series A Preferred Shares are not redeemable, but the foregoing does not limit the ability of the Company to purchase or otherwise deal in the Series A Preferred Shares to the extent otherwise permitted hereby and by law.

                  (g) Amendment. The Second Amended Articles of Incorporation of the Company, as amended, may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting separately as a class.

                  (h) Fractional Shares. Series A Preferred Shares may be issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which will entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Shares. In lieu of fractional shares, the Company may elect to make a cash payment as provided in that certain Rights Agreement dated as of January 26, 1999, between the Company and National City Bank, a national banking association, as rights agent, for fractions of a share smaller than one one-thousandth (1/1,000th) of a share or any integral multiple thereof.

                  IN WITNESS WHEREOF, we have executed this instrument in one or more counterparts as of January 28, 1999.


                                     THE STANDARD PRODUCTS
                                     COMPANY, an Ohio corporation



                                     /s/ Theodore K. Zampetis
                                     -------------------------------
                                     Theodore K. Zampetis, President



                                     /s/ Richard N. Jacobson
                                     -------------------------------
                                     Richard N. Jacobson, Secretary












Articles of Incorporation




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